UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2016

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, Visteon Corporation (the “Company”) announced the appointment of Steven S. Fitzgerald as the Company’s Vice President and Chief Human Resources Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2016, the Board of Directors of the Company approved amendments to the Company’s bylaws to eliminate obsolete references to the initial Board of Directors that was appointed in connection with the Company’s emergence from bankruptcy in 2010 and certain other non-substantive or conforming changes. These amendments are separate and in addition to the amendments to the Company’s bylaws to implement proxy access, which were approved by the Company’s stockholders at the annual meeting of the stockholders of the Company held on June 9, 2016.

This summary of the amendments is qualified in its entirety by reference to the complete copy of the amended and restated bylaws of the Company attached as Exhibit 3.2.b hereto, which has been marked to show the additional changes from the amended and restated bylaws implementing proxy access approved by the Company’s stockholders at the annual meeting of the stockholders of the Company and which is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security

(a) The annual meeting of stockholders of the Company was held on June 9, 2016.

(b) At the annual meeting, the stockholders elected the Company’s eight nominees for director to serve for a one-year term beginning at the 2016 annual meeting and expiring at the 2017 annual meeting of stockholders. The stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016, approved the Company’s executive compensation, and approved the amendments to the Company’s bylaws to implement proxy access. The final voting results are set forth below.

(1) Election of directors (majority voting):

Nominee	Shares For	Shares Against	Shares	Broker Non-
			Abstain	Votes
Jeffrey D. Jones	26,631,242	697,409	482,431	2,170,281
Sachin S. Lawande	27,788,974	14,266	7,842	2,170,281
Joanne M. Maguire	27,636,364	167,389	7,329	2,170,281
Robert J. Manzo	27,195,296	608,371	7,415	2,170,281
Francis M. Scricco	27,789,110	14,554	7,418	2,170,281
David L. Treadwell	26,330,167	998,627	482,288	2,170,281
Harry J. Wilson	27,026,083	672,846	112,153	2,170,281
Rouzbeh Yassini-Fard	27,625,842	177,332	7,908	2,170,281

(2) Ratification of the appointment of Ernst & Young LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
28,171,267	1,808,346	1,750	N/A

(3) Provide advisory approval of the Company’s executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
22,324,439	5,478,368	8,275	2,170,281

(4) Approve amendment of the Company’s bylaws to implement proxy access:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
25,375,737	2,428,618	6,727	2,170,281

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On June 9, 2016, the Board of Directors of the Company re-appointed Mr. Francis M. Scricco as the non-executive Chairman of the Board of the Company, appointed Robert J. Manzo as Chairman of the Audit Committee, appointed Joanne M. Maguire as a member of the Audit Committee and appointed Rouzbeh Yassini-Fard as a member of the Finance and Corporate Strategy Committee.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.2.a	Amended and Restated Bylaws of Visteon Corporation, as amended effective as of June 9, 2016.

3.2.b	Amendments to Bylaws of Visteon Corporation effective as of June 9, 2016.

99.1	Press release dated June 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 10, 2016	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2.a	Amended and Restated Bylaws of Visteon Corporation, as amended effective as of June 9, 2016.

3.2.b	Amendments to Bylaws of Visteon Corporation effective as of June 9, 2016.

99.1	Press release dated June 9, 2016.